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                                                                      EXHIBIT 16


May 14, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

 .
Dear Sirs:

We have read Item 14 of Air Packaging Technologies, Inc. Form 10, dated May 14, 1999, and are in agreement with the statements contained therein as they relate to us.

Very truly yours,

/S/HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
May 14, 1999